UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 28, 2019

EDGEWELL PERSONAL CARE COMPANY

(Exact name of registrant as specified in its charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Research Drive, Shelton, Connecticut 06484
(Address of principal executive offices)

203-944-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 28, 2019, Edgewell Personal Care Company (“Edgewell” or the “Company”) announced the appointment of Daniel J. Sullivan as Chief Financial Officer of the Company effective on or before April 1, 2019.
Mr. Sullivan, age 50, currently serves as Executive Vice President and Chief Financial Officer of Party City Holdco Inc., a publicly traded party goods manufacturer and retailer. Previously, Mr. Sullivan spent six years, from 2010 to 2016, with Ahold USA Inc., a leading global grocery retailer, where he held positions of increasing responsibility within their control and finance divisions, ultimately serving as Executive Vice President and Chief Financial Officer from 2013 to 2016. Mr. Sullivan, a certified public accountant, previously worked for KPMG, LLC from 1991 to 1994.
Mr. Sullivan will receive an initial annual base salary of $685,000 and his target bonus opportunity for fiscal 2019 will be 70% of base salary. Mr. Sullivan will receive a one-time sign-on bonus of $500,000. In addition, Mr. Sullivan will receive a one-time sign-on equity award consisting of: $1,000,000 in special Project Fuel Performance Stock Equivalents, which will vest after the date that the Company publicly releases earnings results for the fiscal year ending September 30, 2021 and $500,000 in Restricted Stock Equivalents, which will vest in equal portions over two years from the date of grant. Mr. Sullivan will also be eligible for annual equity grants under the Edgewell Personal Care Company 2018 Stock Incentive Plan at a level commensurate with his title. The terms of the awards are expected to be consistent with the annual award program for other senior executives.
Mr. Sullivan will be eligible to participate in Edgewell’s benefit plans available to executives, in accordance with the Company’s customary terms and policies and consistent with other executives, including health insurance, dental insurance, disability insurance, life insurance, and a defined contribution (401(k)) plan, all subject to such contributions by Mr. Sullivan. In addition, he will be eligible to participate in the Company’s executive savings investment plan and financial planning program.
Mr. Sullivan will also be eligible to participate in Edgewell’s executive severance plan, pursuant to which he would receive, upon a qualifying termination of employment by Edgewell without Cause or voluntary termination of employment by him for Good Reason, a lump sum payment equal to: (1) 1.5 times his annual base salary plus a severance bonus equal to the short-term incentive plan bonus for the most recently completed fiscal year; (ii) the accrued but unpaid paid time off available to him; and (iii) 1.5 times the monthly premium cost for group health plan benefits for Mr. Sullivan and his dependents, as applicable, multiplied by 18. Such benefits are subject to reduction under certain circumstances, including to the extent necessary to avoid certain federal excise taxes. In addition, no benefits will be paid to the extent duplicative of benefits under a change of control or similar agreement with the Company. The payment of benefits under the plan is conditioned upon, among other things, Mr. Sullivan executing a general release in favor of the Company, which shall include confidentiality, non-solicitation, non-disparagement, and non-competition obligations in favor of the Company.
In addition, Mr. Sullivan will enter into a Change of Control Agreement (the “Agreement”) with the Company. The Agreement will be substantially identical to those provided to the Company’s other executive officers. The Agreement will have a two-year term and provide for an annual automatic extension for an additional year commencing each May 1, subject to a 90-day notice of termination prior to the annual renewal date. If a “change of control” (as defined) occurs, the Agreement automatically continues two years beyond the month in which the change of control occurred.
The Agreement will provide that Mr. Sullivan will receive severance compensation in the event of certain termination events (as provided in the Agreement) within two years following a change of control, other than termination for “cause,” death, “retirement,” or “disability” or by Mr. Sullivan other than for “good reason” (as such terms are defined in the Agreement).
If Mr. Sullivan is terminated under the termination events defined in the Agreement within two years of the change of control, the benefits under the Agreement include:

•	Payment of base salary through the termination date;

•	Payment of a pro rata portion of the target annual bonus for the year of termination;

•
A payment equal to two times the sum of his annual base salary and severance bonus amount (defined as the target bonus percentage multiplied by the greater of base salary at either termination or change of control);

•	Full vesting under any retirement plan (as defined);

•
Continued coverage under health, vision, dental, life insurance, and long-term disability benefits for two years following termination plus any taxes payable by the individual with respect to such benefits; and

•	Provision of outplacement services for a period of six months.

Such benefits are subject to reduction under certain circumstances to the extent necessary to avoid certain federal excise taxes. Following termination of employment, Mr. Sullivan will be subject to a one-year covenant not to compete, a one-year non-solicitation covenant, and certain confidentiality and release obligations.
The description of the form of Agreement set forth herein is a summary only and is qualified in its entirety by the full text of the form of Change of Control Agreement, a copy of which is listed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Descriptions of the foregoing compensation and benefit plans are set forth in the Company’s Definitive Proxy Statement on Schedule 14A dated December 20, 2018, for the Company’s 2019 annual meeting of shareholders.
There is no arrangement or understanding between Mr. Sullivan and any other person pursuant to which Mr. Sullivan was appointed as Chief Financial Officer of Edgewell. There has been no transaction, or proposed transaction, since September 30, 2018 to which Mr. Sullivan or any member of his immediate family had or is to have a direct or indirect material interest or any other related transaction with Edgewell within the meaning of Item 404(a) of Regulation S-K. There are no family relationships between Mr. Sullivan and any of Edgewell’s other directors, executive officers, or persons nominated or chosen by Edgewell to become directors or executive officers.
Item 7.01. Regulation FD Disclosure.
The Company issued a press release on February 28, 2019 announcing Mr. Sullivan’s appointment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information contained in the accompanying Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in the press release shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Form of Chief Financial Officer Change of Control Agreement.
99.1	Press Release of Edgewell Personal Care Company issued on February 28, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGEWELL PERSONAL CARE COMPANY
By:      /s/ Marisa Iasenza
Marisa Iasenza
Chief Legal Officer

Dated: February 28, 2019

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Chief Financial Officer Change of Control Agreement.
99.1	Press Release of Edgewell Personal Care Company issued on February 28, 2019.